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                                                                    EXHIBIT 99.2



                        PLANET POLYMER TECHNOLOGIES, INC.

                             STOCK OPTION AGREEMENT


                                    RECITALS

               A. The Board of Directors of PLANET POLYMER TECHNOLOGIES, Inc. (the "Company") has adopted the Company's 2000 Stock Incentive Plan (the "Plan") for the purpose of attracting and retaining the services of selected employees, directors, advisers and consultants of the Company who contribute to the financial success of the Company and its affiliates.

               B. Optionee is an individual who is to render valuable services to the Company or its parent or subsidiary corporations, and this Agreement is executed pursuant to, and is intended to carry out the purposes of, the Plan in connection with the Company's grant of a stock option to Optionee.

        NOW, THEREFORE, it is hereby agreed as follows:

               1. Grant of Option. Subject to and upon the terms and conditions set forth in this Agreement, the Company hereby grants to Optionee, as of the grant date (the "Grant Date") specified in the accompanying Notice of Grant of Stock Option or other employment or similar agreement notifying Optionee of the grant of a stock option by the Company to Optionee (the "Grant Notice"), an option to purchase up to that number of shares of the Company's Common Stock (the "Option Shares") as is specified in the Grant Notice. The Option Shares shall be purchasable from time to time during the option term at the option price per share (the "Option Price") specified in the Grant Notice.

               2. Option Term. This Option shall expire at the close of business on the expiration date (the "Expiration Date") specified in the Grant Notice, unless sooner terminated in accordance with Sections 5, 6 or 18, but in no event shall an Option be exercisable later than ten (10) years from the date of the Grant Date.

               3. Option Nontransferable; Exception. This Option shall be neither transferable nor assignable by Optionee other than by will or by the laws of descent and distribution and may be exercised, during Optionee's lifetime, only by Optionee.

               4. Dates of Exercise. This Option may not vest and may not be exercised in whole or in part at any time prior to the time the Plan is approved by the Company's shareholders in accordance with Section 18. Provided such shareholder approval is obtained, this Option shall thereupon vest as is specified in the Grant Notice, but at a rate of at least twenty percent (20%) per year over a five (5) year period measured from the Grant Date.



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               5. Accelerated Termination of Option Term. The option term specified in Section 2 shall terminate (and this Option shall cease to be exercisable) prior to the Expiration Date should one of the following provisions become applicable:

                      5.1 Except as otherwise provided in subparagraph 5.2. or
5.3 below, should Optionee cease to remain in Continuous Service while this Option is outstanding, then all unvested Options shall immediately terminate and the period for exercising any vested Option shall be reduced to a ninety (90) day period commencing on the date of such cessation of Continuous Service. Upon the expiration of such ninety (90) day period or (if earlier) upon the Expiration Date, this Option shall terminate and cease to be outstanding.

                      5.2 Should Optionee die or become permanently disabled while in Continuous Service or within the ninety (90) day period following cessation of Continuous Service, then the personal representative of the Optionee's estate or the person or persons to whom the Option is transferred pursuant to the Optionee's will or in accordance with the law of descent and distribution shall have the right to exercise any vested Option. Such right shall lapse and this Option shall cease to be exercisable at the expiration of the one hundred eighty (180) day period measured from the date of Optionee's death or disability. Upon the expiration of such one hundred eighty (180) day period or (if earlier) upon the Expiration Date, this Option shall terminate and cease to be outstanding.

                      5.3 If: (a) the Optionee's service is terminated as a result of any act of dishonesty, willful misconduct, theft, fraud, embezzlement, alcoholism or drug abuse; or (b) the Optionee makes or attempts to make any unauthorized use or disclosure of confidential information or trade secrets of the Company or its parent or subsidiary corporations, then in any such event all outstanding Options granted to the Optionee under the Plan whether or not vested shall terminate and cease to be exercisable immediately upon such termination of Continuous Service or such unauthorized disclosure of confidential or secret information or attempt thereof.

                      5.4 During the limited period of exercisability applicable under Sections 5.1 and 5.2 above, this Option may be exercised for any or all of the Option Shares for which this Option is, at the time of the Optionee's cessation of Continuous Service, exercisable in accordance with the exercise schedule specified in the Grant Notice and the provisions of Section 6 of this Agreement.

                      5.5 For purposes of this Section 5 and for all other purposes under this Agreement:

                             5.5.1 The Optionee shall be deemed to remain in
Continuous Service for so long as the Optionee continues to render periodic services to the Company or any parent or subsidiary corporation as an Employee or as otherwise provided in a written agreement between Optionee and the Company.

                             5.5.2 A corporation shall be considered to be a
subsidiary corporation of the Company if it is a member of an unbroken chain of corporations beginning with the Company, provided each such corporation in the chain (other than the last corporation) owns, at



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the time of determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

                             5.5.3 A corporation shall be considered to be a
parent corporation of the Company if it is a member of an unbroken chain ending with the Company, provided each such corporation in the chain (other than the Company) owns, at the time of determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

                      5.6 This Section 5 shall not apply to any non-qualified Option granted to a Director as compensation for services as a Director.

               6. Special Termination of Option.

                      6.1 "Corporate Transaction" shall mean any of the following transactions:

                             6.1.1 A merger or consolidation in which the
Company is not the surviving entity, except for a transaction the principal purpose of which is to change the State of the Company's incorporation;

                             6.1.2 The sale, transfer or other disposition of
all or substantially all of the assets of the Company in liquidation or dissolution of the Company;

                             6.1.3 Any reverse merger in which the Company is
the surviving entity, but in which fifty percent (50%) or more of the Company's outstanding voting stock is transferred to holders different from those who held the securities immediately prior to the merger; or

                             6.1.4 An acquisition by any person or related group
of persons (other than the Company or a person that directly or indirectly controls, is controlled by or is under common control with, the Company) of ownership of more than fifty percent (50%) of the Company's outstanding Common Stock, pursuant to a tender or exchange offer (other than a tender or exchange offer approved by the Board of Directors of the Company and the Board of Directors determines in its sole discretion shall not be considered a "Corporate Transaction").

All outstanding unexercised Options granted under this Agreement shall automatically and immediately vest and become exercisable immediately prior to the specified effective date for the Corporate Transaction, unless, with the approval of the Board of Directors of the Company, the Options are assumed in connection with such Corporate Transaction or substitute options are granted as provided in the Plan. Upon consummation of the Corporate Transaction, all outstanding Options under this Agreement shall terminate and cease to be outstanding, unless assumed by the surviving successor corporation or parent thereof.

                      6.2 If this Option is to be assumed in connection with the Corporate Transaction or is otherwise to continue in effect, then it shall be appropriately adjusted,



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immediately after such Corporate Transaction, to apply and pertain to the number and class of securities which would have been issuable, in consummation of such Corporate Transaction, to an actual holder of the same number of shares of Common Stock as are subject to such Option immediately prior to such Corporate Transaction. Appropriate adjustments shall also be made to the Option Price payable per share, provided that the aggregate Option Price payable for such securities shall remain the same.

                      6.3 The exercisability of this Option as an incentive stock option under the Federal tax laws (if designated as such in the Grant Notice) shall, in connection with any such Corporate Transaction, be subject to the applicable dollar limitation set forth in the Code.

                      6.4 This Agreement shall not in any way affect the right of the Company to adjust, reclassify, reorganize or otherwise make changes in its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

               7. Adjustment in Option Shares. In the event additional shares of Common Stock are issued pursuant to a stock split, stock dividend or other recapitalization resulting in combinations or exchanges of shares or otherwise, the number of shares of Common Stock then covered by each outstanding Option shall be increased proportionately with no increase in the total Option Price of the Common Stock then so covered, and the number of shares of Common Stock reserved for the purpose of the Plan shall be increased by the same proportion. In the event that the shares of Common Stock of the Company from time to time issued and outstanding are reduced by a combination of shares, the number of shares of Common Stock then covered by each outstanding Option shall be reduced proportionately with no reduction in the total Option Price of the Common Stock then so covered, and the number of shares of Common Stock reserved for the purpose of the Plan shall be reduced by the same proportion.

               8. Privilege of Stock Ownership. The holder of this Option shall not have any of the rights of a shareholder with respect to the Option Shares until such individual shall have exercised the Option and paid the Option Price.

               9. Manner of Exercising Option.

                      9.1 In order to exercise this Option with respect to all or any part of the Option Shares for which this Option is at the time exercisable, Optionee (or in the case of exercise after Optionee's death, the Optionee's executor, administrator, heir or legatee, as the case may be) must pay the aggregate Option Price in one of the following alternative forms:

                             (1) Full payment in cash or check; or

                             (2) Any other form which the Board of Directors
may, in its sole discretion, approve at the time of exercise.

                      9.2 For purposes of this Agreement, the fair market value of a share of Common Stock on any relevant date shall be determined in accordance with the terms of the Plan.



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                      9.3 As soon after the Exercise Date as practical, the
Company shall mail or deliver to Optionee or to the other person or persons exercising this Option a certificate or certificates representing the shares so purchased and paid for, with the appropriate legends affixed thereto; provided, however, if in the determination of the Board of Directors based upon the advise of the Company's tax advisors the issuance of the Option Shares at such time would materially reduce or eliminate any tax credit, net loss carry-over or other tax benefit of the Company, the Company may delay issuance and delivery of the Option Shares until up to the earlier of: (i) the day preceding the occurrence of a Corporate Transaction; or (ii) one year after the date of exercise by Optionee.

                      9.4 In no event may this Option be exercised for any fractional shares.

               10. Compliance with Laws and Regulations.

                      10.1 The exercise of this Option and the issuance of Option Shares upon such exercise shall be subject to compliance by the Company and the Optionee with all applicable requirements of law relating thereto.

                      10.2 In connection with the exercise of this Option, Optionee shall execute and deliver to the Company such representations in writing as may be requested by the Company in order for it to comply with the applicable requirements of Federal and State securities laws.

               11. Successors and Assigns. Except to the extent otherwise provided in Section 3 and Section 5 of this Agreement, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, administrators, heirs, legal representatives and assigns of Optionee and the successors and assigns of the Company.

               12. Liability of Company.

                      12.1 If the Option Shares covered by this Agreement exceed, as of the Grant Date, the number of shares of Common Stock which may without shareholder approval be issued under the Plan, then this option shall be void with respect to such excess shares, unless shareholder approval of an amendment sufficiently increasing the number of shares of Common Stock issuable under the Plan is obtained.

                      12.2 The inability of the Company to obtain approval from any regulatory body having authority deemed by the Company to be necessary to the lawful issuance and sale of any Common Stock pursuant to this option shall relieve the Company of any liability with respect to the non-issuance or sale of the Common Stock as to which such approval shall not have been obtained. The Company, however, shall use its diligent efforts to obtain all such approvals.

               13. No Employment or Service Contract. Nothing in this Agreement or in the Plan shall confer upon the Optionee any right to continue in the service of the Company (or any parent or subsidiary corporation of the Company employing or retaining Optionee) for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any parent or subsidiary corporation of the Company employing or retaining Optionee) or the rights



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of the Optionee, which rights are hereby expressly reserved by each, to terminate Optionee's Service at any time for any reason whatsoever, with or without cause.

               14. Notices. Any notice required to be given or delivered to the Company under the terms of this Agreement shall be in writing and addressed to the Company in care of the Corporate Secretary at its principal corporate offices. Any notice required to be given or delivered to Optionee shall be in writing and addressed to Optionee at the last known address of Optionee in Company's employment records. All notices shall be deemed to have been given or delivered upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.

               15. Construction. This Agreement and the option evidenced hereby are made and granted pursuant to the Plan and are in all respects limited by and subject to the express terms and provisions of the Plan.

               16. Governing Law. The interpretation, performance, and enforcement of this Agreement shall be governed by the laws of the State of California without resort to that State's conflict-of-laws rules and the laws of the United States of America.

               17. Shareholder Approval. The grant of this Option is subject to approval of the Plan, and if applicable each amendment to the Plan, by the Company's shareholders within twelve (12) months after the adoption of the Plan by the Board of Directors. Notwithstanding any provision of this Agreement to the contrary, this Option may not be exercised in whole or in part until such shareholder approval is obtained. In the event that such shareholder approval is not obtained, then this option shall thereupon terminate in its entirety and the Optionee shall have no further rights to acquire any Option Shares hereunder.

               18. Additional Terms Applicable to an Incentive Stock Option. In the event this Option is an incentive stock option as specified in the Grant Notice, this Option may cease to qualify for favorable tax treatment as an incentive stock option under the Federal tax laws if (and to the extent) this Option is exercised and the Option Shares disposed of other than in compliance with applicable Federal tax laws and regulations. The Company assumes no responsibility to advise Optionee regarding the tax consequences of exercising an option or disposing of the Option Shares and Optionee must rely solely upon Optionee's independent tax advisers.

               19. Withholding. Optionee hereby agrees to make appropriate arrangements with the Company or parent or subsidiary corporation employing Optionee for the satisfaction of all Federal, State or local income tax withholding requirements and Federal social security employee tax requirements applicable to the exercise of this option.



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                        PLANET POLYMER TECHNOLOGIES, INC.

                            NOTICE OF GRANT OF OPTION

        NOTICE IS HEREBY GIVEN that, subject to Optionee executing this Notice and thereby accepting the grant, the following option grant (the "Option") has been made to purchase shares of PLANET POLYMER TECHNOLOGIES, INC. (the "Company") Common Stock (the "Common Stock"):

               Optionee:
                                          --------------------------------------

               Grant Date:
                                          --------------------------------------

               Option Price:
                                          --------------------------------------

               Number of Option Shares:
                                          --------------------------------------

               Expiration Date:
                                          --------------------------------------

               Type of Option:
                                          --------------------------------------

        Vesting and Exercise Schedule: Provided Optionee executes this Notice and continues in Continuous Service (as defined in the Company's 2000 Stock Incentive Plan), this Option will vest with respect to, and the Optionee shall acquire a vested interest in, the Option in accordance with the following schedule:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

        Optionee understands that the Option is granted subject to and in accordance with the express terms and conditions of the PLANET POLYMER TECHNOLOGIES, INC., 2000 Stock Incentive Plan (the "Plan"); Optionee agrees to be bound by the terms and conditions of both the Plan and the attached Stock Option Agreement, which is incorporated herein by reference.

        RELEASE. IN CONSIDERATION OF THE GRANT OF THE OPTION HEREUNDER, OPTIONEE RELEASES AND DISCHARGES THE COMPANY, AND ITS AGENTS, OFFICERS, DIRECTORS AND EMPLOYEES FROM ANY AND ALL CLAIMS, DEMANDS, OR LIABILITIES OF WHATEVER NATURE WHICH OPTIONEE MAY NOW HAVE OR CLAIM TO HAVE ARISING OUT OF OPTIONEE'S EMPLOYMENT WITH THE COMPANY, INCLUDING, WITHOUT LIMITATION, ANY PRIOR CONTRACT, AGREEMENT OR UNDERSTANDING, WHETHER ORAL OR WRITTEN, WITH RESPECT TO THE GRANT TO OPTIONEE OF ANY RIGHT TO ACQUIRE OR RECEIVE ANY EQUITY SECURITIES OF OR INTEREST IN THE COMPANY. IF YOU HAVE, OR BELIEVE YOU HAVE CLAIMS AGAINST THE COMPANY OF ANY NATURE, YOU SHOULD NOT SIGN THIS




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NOTICE ACCEPTING THE OPTION GRANT. YOUR ACCEPTANCE OF THE OPTION GRANT WILL
WAIVE YOUR RIGHT TO PURSUE SUCH CLAIMS.


                                       PLANET POLYMER TECHNOLOGIES, INC.



                                       By:
                                           -------------------------------------

                                           -------------------------------------

                                       Title:
                                             -----------------------------------

                                       Optionee:
                                                --------------------------------

                                       Signature:
                                                  ------------------------------

                                       Address:
                                               ---------------------------------

                                               ---------------------------------

               NOTE: The granting of this option brings your total options to _____________ shares with various vesting periods.



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